PLACEMENT AGREEMENT

This Placement Agreement ("Agreement") is effective April 19, 2005 ("Agreement Date") by and between the following two parties:
1.	Care Recruitment Solutions International, Inc., a Florida
corporation (collectively, "CRSI" or the "Company") with an
office at 1200 West Penn Grant Road, Lancaster, Pennsylvania
17603
2.	Personal Touch Home Care, Inc., a corporation with offices
throughout the USA, with an office at 186-18 Hillside Avenue, Jamaica, New York ("CLIENT").

RECITALS

WHEREAS CLIENT is in the business of contracting to deliver to their clients and customers ("Consumers") Home Health Care services, Nurses and Medical Staff (collectively, "Staff") and placing Staff into such CLIENT positions ("Positions")

WHEREAS CRSI is in the business of locating experienced, qualified and licensed staff to fill Positions in the USA

WHEREAS CLIENT and CRSI desire to enter into an agreement upon the terms and conditions set forth below, whereby CRSI will provide CLIENT acceptable Staff to fill Positions.

NOW, THEREFORE, in consideration of the Recital and Agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties intend to be bound to the following:

1)	GENERAL TERMS AND CONDITIONS.
a)	CLIENT initially engages CRSI to place a minimum of 150
Placements acceptable and approved by CLIENT during each and every year throughout the Term of this Agreement
b)	A Staff Requirements List defines the total number of Positions
CLIENT engages CRSI to place for CLIENT over the Term of the
Agreement
c)	A Selected Candidates List includes those candidates that CLIENT is interested in interviewing and have reviewed their resumes and digital interviews
d)	A Placement List includes those Selected Candidates that CLIENT wishes to hire (those chosen being referred to collectively
and/or singularly as, "Placement")
e)	CRSI fees and costs are as follows:
i)	CRSI Placement Fee is equal to $US 12,500.00
ii)	CLIENT Training Subsidy is equal to $US 2,500.00
iii)	CLIENT Visa - Immigration Subsidy is equal to $US
2,500.00

2)	TERM.  The Term of this Agreement shall commence on the Agreement
Date and shall terminate on the same day in five (5) years ("Initial Term") from Agreement Date, unless extended. This Agreement may be extended for a period of another five (5) years upon CLIENT's request in writing to CRSI within thirty (30) days of the Agreement's expiration.

3)	TERMINATION OF AGREEMENT.  By mutual agreement, this agreement may be terminated, with or without cause, upon ninety (90) days written notice to the other party. Placements already accepted/selected by CLIENT in a signed Placement List, will not be affected by the termination of this Agreement, and CLIENT agrees that all applicable fees for the Placements, shall be paid to CRSI, in accordance with the terms of this Agreement.

4)	CRSI RESPONSIBILITIES. - CRSI shall be solely responsible for providing the following services, either directly, or
indirectly through third parties:
a)	Identifying qualified candidates for Staff Positions
b)	Screening, interviewing, and formally verifying each Staff
member's qualifications, licensing (or eligibility for same)
and credentials;
c)	Performing a security / criminal background check on Staff;
d)	Media advertising for recruitment purposes and related costs;
e)	Interviewing Staff and posting interviews digitally on CRSI's
Secure Client Website for viewing by CLIENT;
f)	Posting professionally-created resumes on the above Website;
g)	Providing CLIENT with a real-time video-teleconferencing
hookup to interview candidates selected by CLIENT
h)	Preparation and processing of Training/Refresher courses for
Selected Candidates
i)	Visa Processing fees and costs in the foreign country of
origin;
j)	Training of Placements, including:
i)	English language refresher
ii)	NCLEX refresher;
k)	Ensuring Placements have passed the U.S. NCLEX Examination
successfully, prior to being placed in a Position; and
l)	Underwriting Placement's airfare from country of origin to the
USA.

5)	CLIENT RESPONSIBILITIES - CLIENT shall be responsible for the following:
a)	Provide CRSI with a Staff Requirements List for a period of not less than five (5) years, with the option to increase the number of Positions requested at any time.  Staff Requirements List will indicate:
i)	Total number of Positions requested to be filled by year for five (5) years
ii)	State and City in the USA in which Position will be filled
iii)	Experience and Professional background required for each
Position
iv)	Salary range and benefits for each Position
v)	National, State and local licenses required for each Position
b)	Review the resumes and digital interviews of candidates for
Positions on CRSI's Secure Client Website and document in a
Selected Candidates List those candidates that CLIENT is
interested in interviewing ("Selected Candidates")
c)	Interview via real-time video-teleconferencing Selected
Candidates
d)	Choose from Selected Candidates and document in a signed
Placement List those that CLIENT wishes to hire (those chosen being referred to collectively and/or singularly as, "Placement")
e)	Upon choosing a Placement, underwrite the following costs
for each Placement (see Glossary of Terms, above):
i)	Training Subsidy
ii)	Visa - Immigration Processing Subsidy
f)	CLIENT will become a Sponsor and will submit Sponsorship
paperwork on behalf of each and every Placement
g)	Upon the Placement successfully completing all of their
qualifications and licensing necessary to work in the USA
and have receive their licensing and Immigration approvals
to work in the USA, CLIENT will execute an Employment
Agreement with each Placement offering Placement employment
as a full-time employee including benefits for a period of
between one (1) year and three (3) years
h)	Provide Placement with CLIENT-specific training and
orientation at CLIENT's cost either at CLIENT location or at a designated CRSI location
i)	Placement begins work as an employee of CLIENT
j)	Client has 120 days ("Probationary Period") to either retain
Placement or request a replacement. In the event a replacement is requested in writing at least 30 days prior to the end of the Probationary Period or Placement voluntarily terminates their employment with Client during the Probationary Period, CRSI will replace Placement with another Selected Candidate and Placement Fees will be waived for the replacement.

6)	PAYMENT TERMS - CLIENT shall be responsible for the following compensation to CRSI:
a)	CLIENT Subsidies - Upon selecting a Placement (CLIENT will
have already submitted a Staff Requirements List, reviewed
candidate resumes, viewed Selected Candidate digital
interviews, conducted a real-time video-teleconference with
Selected Candidates and indicated in a Placement List
CLIENT's desire to hire Selected Candidate as a Placement),
CLIENT will compensate CRSI as follows (See Glossary of
Terms, above):
i)	A one-time Training Subsidy Fee per Placement
ii)	A one-time Visa - Immigration Fee per Placement
b)	Placement Fees - CLIENT will compensate CRSI for each
Placement as follows:
i)	Upon signing an Employment Agreement with Placement,
CLIENT will compensate CRSI with a down payment equal to
twenty-five percent (25%) of the CRSI Placement Fee (See
Glossary of Terms, above)
ii)	Upon arriving in the USA, CLIENT will compensate CRSI
with the balance of seventy-five percent (75%) of the CRSI Placement Fee (See Glossary of Terms, above)

7)	LEGAL COMPLIANCE & INDEMNIFICATION. In its performance of this
Agreement, CLIENT will comply with all applicable Federal State, and Local laws including but not limited to, the provisions of the Equal Employment Opportunity Act, the Americans with Disabilities Act, and the Fair Labor Standards Act, and will indemnify and hold CRSI harmless from and against any, claims, demands, suits, losses, damages, costs, and expenses arising from any non-compliance, violation or alleged non-compliance violation by CLIENT of any such laws. In addition, CLIENT will indemnify and hold CRSI harmless for any and all penalties, fines, remedies and other losses, including reasonable attorney's fees incurred by CRSI as a result of CLIENT's non-compliance with laws of the United States pertaining to immigration and/or naturalization. CLIENT agrees to indemnify and hold CRSI harmless against any loss or liability resulting from any claim arising or occurring in connection with and during the course of, employment of any Placement provided under this Agreement.

8)	CONFIDENTIALITY. Both Parties agree that:
a)	During the performance of this Agreement it may be necessary for the parties to provide confidential and/or proprietary information to each other, including but not limited to Placements' pay rates,
CLIENT billing rates, and CRSI's costs. The parties agree that such information will be held In strict confidence by the receiving party and will not be disclosed by the receiving party to any third party or used by the receiving party for its own purposes, except to the extent that such disclosure or use is necessary in the performance by the receiving party's obligations under this Agreement.  No information shall be subject to the protections of this section, if such information:
i)	becomes publicly available;
ii)	becomes known or developed by the receiving party
independently of the confidential and/or proprietary information of the disclosing party, or;
iii)	is released in response to a subpoena, court order or other
legal process.
iv)	Moreover, neither party shall be liable for the inadvertent
or accidental disclosure of such information if such disclosure occurs despite the exercise of the same degree of care as such party normally takes to preserve and safeguard its own proprietary Information. All writings or documents that contain information subject to the protection of this section will be promptly returned by the receiving party upon the request of disclosing party.

9)	FORCE MAJEURE: Neither party shall be responsible for failure or delay in assigning/placing Staff on Positions if such failure or delay is due to labor disputes and strikes, fire, riots, war, acts of God, or any other causes beyond their control.

10)	ASSIGNMENT: This Agreement shall not be assignable or transferable by either party without the prior written consent of both parties.
This Agreement shall be binding on affiliates, subsidiaries, representatives, agents, successors and assigns of the parties.

11)	MUTUAL NON-CIRCUMVENTION. The parties agree not to contact
persons or entities introduced by the other parties hereto without prior consent of the party who made the introduction. Company and RLP both hereby agree that neither party shall utilize confidential information nor consummate any transaction, for fees or otherwise, with any entity (including such entity's affiliates and related entities) introduced by the other party without providing compensation to the introducing party in an amount acceptable to the introducing party. The spirit of mutual trust and confidence shall be the underlying principle of this undertaking and the parties agree to adhere thereto.

12)	NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year following its termination, CLIENT agrees that:
a)	It will not hire or solicit for hire any of CLIENT's employees and/or personnel who, within one year prior to any such hiring solicitation, performed services for CLIENT or about whom CLIENT received information or was introduced, as the direct or indirect result of providing services pursuant to this Agreement, without the prior written consent of CRSI.
b)	Candidates, Selected Candidates as well as Placements that CLIENT is no longer employing or who have been removed from a Placement
List, are excluded from this restriction and may be placed by CRSI elsewhere.

13)	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to any choice of law or conflict of law provision or rule whether such provision or rule is that of New York or any other jurisdiction.
Each party irrevocably consents to the exclusive personal jurisdiction of New York State courts, situated in New York County, State of New York or the United States District Court, Southern
District of New York, in connection with any action, suit or proceeding relating to or arising out of this Agreement or any of the transactions or relationships contemplated hereby. Each party, to the maximum extent permitted by law, hereby waives any objection that such party may now have or hereafter have to the jurisdiction of such courts on the basis of inconvenient forum or otherwise.

14)	SEVERABILITY.  If any term or provision in this Agreement shall be held invalid, or unenforceable by a court of competent jurisdiction, the same shall not affect in any respect whatsoever the validity and enforceability of the remainder of this Agreement, in that event, the provision or term held to be invalid or unenforceable, shall be construed and applied so as to be valid and enforceable to the maximum extent permitted by law or in equity.

15)	PUBLIC ANNOUNCEMENT. All press releases and public announcements relating to any business or activities contemplated by this Agreement, must first be agreed to, approved and prepared jointly by CRSI and CLIENT.

16)	NOTICE. Notices shall be in writing and shall be delivered by any means by which delivery is verified to the following addresses:
a)	If to CRSI:
Care Recruitment Solutions International, Inc
Administration and CLIENT Division
1200 West Penn Grant Rd
Lancaster, PA 17603
Attention: Chief Executive Officer

b)	If to CLIENT:
At the address above written.

17)	MISCELLANEOUS.
a.	The parties have entered into this Agreement after negotiations and discussions, an examination of its text, and an opportunity to consult counsel.
b.	This Agreement constitutes the entire understanding between the parties regarding specific subject matter covered herein and supersedes any and all prior written or oral contracts or
understandings between the parties hereto.
c.	Neither party shall be bound by any statements or representations made by either party not embodied in this Agreement.
d.	Neither party will have the right to assign, pledge or transfer all or any part of this Agreement without the prior written
consent of the other, and any such purported assignment, pledge or transfer by a party without such prior written consent shall be void.  Such consent shall not be unreasonably withheld.
e.	No provisions herein contained shall be waived, modified or
altered, except by an instrument in writing, duly executed by the parties hereto; no delay or omission by either party to exercise its rights and remedies in connection with the breach or default of the other shall operate as, or be construed as a waiver of such rights or remedies as to, any subsequent breach.
f.	Should one or more provisions of this Agreement be held
unenforceable for whatever cause, the validity of the remainder of this Agreement shall remain unaffected; in such an event that any provision hereof is found to be unenforceable, the court shall revise such provision to provide the maximum level of enforceability permitted by law.
g.	The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.
h.	This Agreement may be executed in facsimile form and in any
number of counterparts, but all counterparts hereof shall
together constitute but one agreement.  In proving this
Agreement, it shall not be necessary to produce or account for more than one counterpart signed by both of the parties.
i.	Each party represents one to the other that it is under no
incapacity to enter into or perform this Agreement and that each person signing this Agreement on its behalf, has the authority to do so and each shall never otherwise assert.



IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below.


For CRSI:




By:  /s/ Jeremy P. Feakins

Jeremy P. Feakins
President & CEO

For CLIENT:




By:  /s/_____________________________________

Name: __________________________

Title:    __________________________

[End]




CRSI - PTHC Placement Agreement
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8/18/2005		CONFIDENTIAL